UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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MFRI, INC.
(name of registrant as specified in its charter)
_________________________________________
(name of person(s) filing proxy statement, if other than registrant)

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6410 W. Howard Street
Niles, Illinois 60714

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Tuesday June 28, 2016
10:00 a.m. Central Time

Online at www.virtualshareholdermeeting.com/MFRI2016

MFRI, Inc. ("Company", "Registrant") is holding its 2016 annual meeting for the following purposes:
1.to elect five directors;
2.to approve the Company's executive compensation on an advisory basis;

3.	to ratify the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2017; and

4.	to transact such other business as may be properly presented at the meeting.

The Board of Directors recommends that you vote "FOR" the election of the director nominees, "FOR" the approval of the advisory resolution on executive compensation and "FOR" ratification of the appointment of Grant Thornton LLP as the Company's independent accountant.

Shareholders of record at the close of business on May 6, 2016 are entitled to attend and vote at the meeting.
On behalf of your Board of Directors, thank you for your continued support of MFRI, Inc.

We have elected to use the notice and access rules adopted by the Securities and Exchange Commission ("SEC") to provide our shareholders access to our proxy materials and Annual Report to Shareholders by notifying them of the availability of our proxy materials and Annual Report to Shareholders via the Internet. The notice and access model gives the Company a fast, efficient and lower-cost way to furnish shareholders with their proxy materials and reduces our impact on the environment. As a result, on May 19, 2016, we mailed to our shareholders a "Notice Regarding the Availability of Proxy Materials" ("Notice") with instructions on how to access the proxy materials and the Annual Report to Shareholders via the Internet and how to vote online. On the date of mailing of the Notice, all shareholders will be able to access the proxy materials on a website referred to, and at the URL address included in, the Notice and in the proxy statement. These proxy materials will be available free of charge.

Stockholders of record as of May 6, 2016 will be able to participate in the annual meeting by visiting www.virtualshareholdermeeting.com/MFRI2016. To participate in the annual meeting, you will need the 16-digit control number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The annual meeting will begin promptly at 10:00 a.m., Central Time. Online check-in will begin at 9:30 a.m., Central Time, and you should allow ample time for the online check-in procedures.
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on June 28, 2016. This Proxy Statement, the Company's 2015 Annual Report and directions to attend the annual meeting of shareholders are available on the Company's website at www.mfri.com under: Investor's Center.
By order of the Board of Directors,
Karl J. Schmidt
Secretary
May 19, 2016

MFRI, INC.
PROXY STATEMENT
For the Annual Meeting of Shareholders of MFRI, Inc.
June 28, 2016
VOTING AND OTHER INFORMATION

This Proxy Statement and the form of proxy are first being made available by the Company to shareholders of the Company on May 19, 2016. The Company's fiscal year ends January 31. Years described as 2015 and 2014 are the fiscal years ended January 31, 2016 and 2015, respectively.

Who may vote? You may vote if you were the holder of record of shares at the close of business on May 6, 2016. You are entitled to one vote on each proposal presented at the 2016 Annual Shareholders' Meeting for each share you owned at that time. If you held shares at that time in "street name" through a bank, broker, or other nominee, you must obtain a legal proxy, executed in your favor, from the institution that holds your shares as of the close of business on May 6, 2016, to be entitled to vote those shares at the meeting. As of the close of business on May 6, 2016, there were 7,377,894 shares outstanding.

Why did I receive a Notice Regarding the Availability of Proxy Materials instead of printed copies of these materials in the mail? In accordance with rules promulgated by the SEC, the Company has elected to furnish the proxy materials to shareholders electronically via the Internet at www.proxyvote.com. On May 19, 2016, the Company began mailing to shareholders a Notice containing general information about the annual meeting, the address of the website on which this proxy statement and the Company's annual report, excluding exhibits, are available for review, printing and downloading, and instructions on how to submit proxy votes. If you received that Notice, you will not receive a printed copy of the proxy materials unless you request it by following the instructions for requesting such materials contained on the Notice.

What am I voting on? You are voting on:
1.the election of five directors;

2.	the approval of an advisory resolution on executive compensation; and

3.	the ratification of the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2017.

In case any nominee named herein for election as a director is not available when the election occurs, proxies in the accompanying form may be voted for a substitute as well as for the other persons named herein. The Company expects all nominees to be available and knows of no matters to be brought before the meeting other than those referred to in the accompanying notice of annual meeting. If, however, any other matters come before the meeting, proxies in the accompanying form will be voted thereon in accordance with the judgment of the persons voting such proxies.

A plurality of the votes of the shares present in person or represented by proxy at the meeting will be required to elect the directors. The approval of an advisory resolution on executive compensation; and the ratification of the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2017 each require the affirmative vote of a majority of the votes present in person or represented by proxy at the annual meeting on such matter in order to be approved.

Why a virtual meeting?  We are excited to embrace the latest technology to provide expanded access, improved communication and cost savings for our shareholders and the Company.  Hosting a virtual meeting will enable increased shareholder attendance and participation since shareholders can participate from any location around the world.  You will be able to attend the 2016 Annual Shareholders' Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/MFRI2016.

What is householding? The rules of the SEC permit companies to provide a single copy of an annual report, proxy statement or notice of internet availability of proxy materials to households in which more than one shareholder resides ("Householding"). Shareholders who share an address and who have been previously notified that their broker, bank or other intermediary will be Householding their proxy materials will receive only one copy of the Company's Proxy Statement and 2015 Annual Report to Shareholders or notice of internet availability of proxy materials, as applicable, unless they have affirmatively objected to the Householding notice.

Shareholders sharing an address who received only one set of these materials may request a separate copy, which will be promptly sent at no cost, by contacting the Corporate Secretary of the Company orally or in writing at the address below. Shareholders sharing an address who received multiple copies of these materials may request Householding by contacting the Corporate Secretary as follows:

MFRI, Inc.
6410 W. Howard Street
Niles, Illinois 60714
(847) 929-1000

For future annual meetings, a Shareholder may request separate annual reports, proxy statements, or notice of internet availability of proxy materials, as applicable or may request the Householding of such materials, by contacting the Company's Transfer Agent at the following address:

Continental Stock Transfer & Trust Company
1 Battery Place
New York, New York 10004
(212) 509-4000

What is the quorum requirement for holding the 2016 Annual Shareholders' Meeting? The presence at the annual meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company ("Common Stock") shall constitute a quorum. Abstentions and broker non-votes will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the Shareholders for a vote.

Can I revoke my proxy? Yes, a shareholder of record may revoke the proxy at any time prior to the voting thereof by giving written notice of such revocation to the Company in care of the Corporate Secretary at MFRI, Inc., 6410 W. Howard Street, Niles, Illinois 60714, by executing and duly and timely delivering a subsequent proxy to the same address shown immediately above, or by attending the meeting and voting at the meeting. For shares you hold beneficially in "street name," you may change your vote by submitting new voting instructions to your broker, bank or other nominee or, if you have obtained a legal proxy from your broker, bank or other nominee giving you the right to vote your shares, by attending the meeting and voting at the meeting. If you are a shareholder of record as of the record date attending the annual meeting, you may vote whether or not a proxy has been previously given, but your presence (without further action) at the annual meeting will not constitute revocation of a previously given proxy.

How can I access the proxy materials on the internet? You can access the proxy statement and the Annual Report from the Company's website at www.mfri.com. No information contained on the Company's website is part of or incorporated into this Proxy Statement.

How may I obtain a paper copy of the proxy materials? Additional copies of the Annual Report, excluding exhibits on Form 10-K, this proxy statement and directions to attend the annual meeting of shareholders may be obtained, without charge, from the Company by calling 847-966-1000, or by writing to the Company's Corporate Secretary at MFRI, Inc., 6410 W. Howard Street, Niles, Illinois 60714.

In addition to the use of the mail, proxies may be solicited by directors, officers, or employees of the Company in person, by electronic mail, by telephone or by other means. The cost of the proxy solicitations will be paid by the Company.

What is the effect of a "broker non-vote" on the proposals to be voted on at the 2016 Annual Shareholders' Meeting? Shares held by a broker, bank or other nominee that does not have authority, either express or discretionary, to vote on a particular matter is a broker non-vote. A broker non-vote is counted as present for purposes of determining the presence of a quorum and will be counted as a "no" vote on any proposal. All proposals other than the ratification of the appointment of independent accountants are not matters on which a broker may vote without your instructions. Therefore, if your shares are not registered in your name and you do not provide instructions to the record holder with respect to any proposal other than the ratification of the appointment of independent accountants, a broker non-vote as to your shares will result. The ratification of the appointment of the independent accountant is a routine item. As a result, brokers who do not receive instructions as to how to vote on that matter generally may vote on that matter at their discretion.

How do I vote? Most shareholders have a choice of voting prior to the meeting by proxy over the Internet, by telephone or by using a traditional proxy card. Refer to your proxy or voting instruction card to see which options are available to you and how to use them. The Internet and telephone voting procedures are designed to authenticate shareholders' identities and to confirm that their instructions have been properly recorded.

What if I do not specify a choice for a matter when returning a signed proxy? If your proxy form is signed and returned, the shares represented thereby will be voted; such shares will be voted in accordance with the directions on the proxy form or, in the absence of direction as to any proposal, they will be voted FOR the election of the director nominees, except to the extent authority to vote is withheld, FOR the approval of the advisory resolution on executive compensation and FOR ratification of the appointment of Grant Thornton LLP as the Company's independent accountant.

All shareholders are cordially invited to attend the meeting.

STOCK OWNERSHIP
PRINCIPAL SHAREHOLDERS

Based on filings made under Section 13(d) and Section 13(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), the following table sets forth the only persons known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, the name and address of such owner, the number of shares of Common Stock beneficially owned, the nature of such ownership and the percentage such ownership is of the outstanding shares of Common Stock. The percent ownership calculated was based upon 7,377,894 shares outstanding on April 30, 2016.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Outstanding Shares
Dimensional Fund Advisors LP	566,759	(1)	7.7%
Building One
6300 Bee Cave Road
Austin, Texas, 78746

David Unger	507,105	(2)	6.9%
6410 W. Howard Street
Niles, IL 60714

Bradley E. Mautner	452,211	(3)	6.1%
6410 W. Howard Street
Niles, IL 60714

Edward W. Wedbush	393,925	(4)	5.3%
P.O. Box 30014
Los Angeles, CA 90030-0014

Perritt Capital Management, Inc.	373,376	(5)	5.1%
300 South Wacker Drive, Suite 2880
Chicago, IL 60606
________

(1)
According to a Schedule 13G/A filed February 9, 2016, Dimensional Fund Advisors LP, in its capacity as investment adviser, may be deemed the beneficial owner of 566,759 shares of Common Stock as of December 31, 2015, which are owned by investment advisory client(s) consisting of investment companies and certain other commingled group trusts and separate accounts. Dimensional states that it has sole voting power on 561,179 shares and sole dispositive power on 566,759 shares. Dimensional disclaims beneficial ownership of such securities.

(2)	As of April 30, 2016, includes 44,000 shares that are subject to stock options granted by the Company that were exercisable on April 30, 2016.

(3)
As of April 30, 2016, includes 200 shares owned by the Reporting Person's children, and the Reporting Person disclaims beneficial ownership of all such shares. Also includes 32,750 shares that are subject to stock options granted by the Company that were exercisable on April 1, 2016 or became exercisable within 60 days thereafter.

(4)
According to a Schedule 13G/A filed February 17, 2015, as of December 31, 2014, Wedbush, Inc. ("WI"), a control person, has sole ownership of 177,977 shares of Common Stock; Edward W. Wedbush ("EWW") has sole ownership of 160,794 shares; and Wedbush Securities, Inc. ("WS"), a broker-dealer, has sole ownership of 18,901 shares. WI has sole power to vote on 177,977 shares, shared power to vote on 210,157 shares, sole power to dispose on 177,977 shares, and shared power to dispose on 210,157 shares. EWW has sole power to vote on 160,794 shares, shared power to vote on 370,151 shares, sole power to dispose on 160,794 shares, and shared power to dispose on 393,925 shares. WS has sole power to vote on18,901 shares, shared power to vote on 210,157 shares, sole power to dispose on 18,901 shares and shared power to dispose on 233,931 shares. EWW is the chairman of WI, is the president of WS, and owns approximately 50% of the outstanding shares of WI, which is the sole shareholder of WS, and, thus, EWW may be deemed the beneficial owner of the shares held by WI or WS (but disclaims ownership of such shares).

(5)
According to a Schedule 13G/A filed February 4, 2016, Perritt Capital Management, Inc., in its capacity as investment adviser, may be deemed the beneficial owner of 373,376 shares of Common Stock as of December 31, 2015, which are owned by investment advisory client(s). Perritt Capital Management, Inc. has sole voting power and sole dispositive power on 56,607 shares and has shared voting power and shared dispositive power on 316,769 shares, which represents shares beneficially owned by Perritt Funds, Inc., an investment company (shared voting power and shared dispositive power on 316,769 shares).

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS

The percent ownership calculated was based upon 7,377,894 shares outstanding on April 30, 2016. The following table sets forth certain information concerning the beneficial ownership of Common Stock of each director, nominee and executive officer named in the Summary Compensation Table hereof ("Named Executive Officers" or "NEOs") and all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Shares		Stock options exercisable within 60 days	Total	Percent of Outstanding Shares
David Unger	463,105		44,000	507,105	6.9%
Bradley E. Mautner	419,461	(1)	32,750	452,211	6.1%
Fati A. Elgendy	60,550	(2)	22,750	83,300	1.1%
Karl J. Schmidt	63,596		8,750	72,346	1.0%
Dennis Kessler	10,000		12,375	22,375	*
Mark A. Zorko	7,983		19,375	27,358	*
Michael J. Gade	7,000	(3)	19,375	26,375	*
David S. Barrie	1,920		7,500	9,420	*
Jerome T. Walker	—		—	—	—
David B. Brown	—		—	—	—
All directors and executive officers as a group (12 persons)				1,219,716	16.5%
* Less than 1%.
__________________

(1)	Includes 200 shares held as custodian for the Reporting Person's children, all of which the Reporting Person disclaims beneficial ownership.

(2)
Includes 40,550 shares held in joint tenancy with Reporting Person's spouse, 20,275 of which the Reporting Person disclaims beneficial ownership. Includes 10,000 shares held by the Reporting Person's spouse, and the Reporting Person disclaims beneficial ownership of all such shares.

(3)	Includes 7,000 shares held in joint tenancy with Reporting Person's spouse, 3,500 of which the Reporting Person disclaims beneficial ownership.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires that the Company's directors, executive officers and persons who beneficially own more than 10% of the Company's outstanding Common Stock report their beneficial ownership and changes in their beneficial ownership of the Company's Common Stock by filing reports with the SEC. Based solely on the Company's review of reports provided to the Company, no director, officer or owner of more than 10% of the Common Stock has failed to file on a timely basis a Statement of Beneficial Ownership of Securities on Forms 3, 4 or 5 during 2015.

PROPOSAL 1 - ELECTION OF DIRECTORS

Five individuals have been nominated by the Nominating and Corporate Governance Committee for election to a one-year term at the annual meeting. All of the nominees were previously elected by the shareholders and all are currently serving as directors of the Company.

Name	Offices and Positions, if any, held with the Company; Age	First Became a Director of the Company or a Predecessor
David S. Barrie	Director and Chairman of the Board, Age 63	2012
Bradley E. Mautner	Director, Chief Executive Officer and President; Age 60	1995
Mark A. Zorko	Director; Age 64	2009
Jerome T. Walker	Director; Age 52	2014
David B. Brown	Director; Age 53	2015

Information is set forth below regarding each nominee's principal occupations and employment during at least the past five years, the name and principal business of the organization in which such occupations and employment were carried on, other directorships held during at least the past five years, the person's particular areas of expertise or other relevant qualifications and the specific experience, qualifications, attributes or skills that led to the conclusion that the person should serve as a Director for the Company.

David S. Barrie has been Chairman of the Board since September 2015. Mr. Barrie has been Principal of Barrie International, LLC since 2009, providing strategic and operational consulting, principally in the area of merger and acquisitions, to senior management of companies in the U.S. and abroad including NYSE listed companies and international advisory firms, and Senior Executive Advisory Board member of Brown, Gibbons, Lang & Company ("BGL"), a middle market investment banking firm since 2009. He is a sitting director on a private for-profit company and has served as director for several non-profit institutions, including the Cleveland Museum of Natural History. He serves as an instructor for the Cornell Law School annual transactional law competition and has presented programs on best merger and acquisition practices to corporate executives, as well as reviewed certain specific acquisition candidates for business clients, from time to time. He is a member of the National Association of Corporate Directors ("NACD"). He earned his Bachelor of Arts in Political Science and Economics from Kenyon College and his Jusis Doctor, Law, from Cornell University Law. Mr. Barrie's extensive experience in strategic planning, mergers and acquisitions and international business provide valuable perspectives and insights to the MFRI Board.

Bradley E. Mautner has been employed by the Company and its predecessors in various executive and administrative capacities since 1978 and became the Chief Executive Officer ("CEO") on February 1, 2013. He has served as President since December 2004, was Chief Operating Officer from December 2004 to January 2013 and has been a Director of the Company since 1995. His experience includes work in both manufacturing and mechanical contracting. In those areas, he has experience in project management, sales management, mergers and acquisitions, analysis and procurement of all types of insurance used to manage risks and employee benefits, strategy and business development planning and execution. He has served on the Board of both private companies and a not-for-profit organization. He is a member of the NACD. He earned a Master of Business Administration degree and a Bachelor of Science in mechanical engineering from Washington University in Saint Louis. Mr. Mautner's long history with the Company and his experience in management, strategic and business planning give him valuable insight into the Company's operations and strategies.

Mark A. Zorko is a Principal with Brentwood Advisory, LLC. He was the interim Chief Financial Officer ("CFO") at Landauer Inc. (LDR) from June 2014 until April 2015. LDR is the global leader in radiation science and services. He served as the CFO of Steel Excel, Inc. (SXCL) until May 2013. He also served as the President and CEO of SXCL's subsidiary Well Services Ltd. (WSL) in 2012 and CFO of DGT Holdings Corp. (DGTC) from 2006 through 2012. SXCL, WSL and DGTC are all affiliated with Steel Partners Holding, L.P., a publicly traded diversified global holding company. SXCL is primarily engaged in the oilfield service business and is publicly traded. DGTC is a publicly traded company engaged in the business of x-ray imaging and power conversion. Mr. Zorko is on the audit committee for Opportunity Int'l, a microfinance bank, and was on the Finance Committee for the Alexian Brothers Health System. Mr. Zorko earned a Master of Business Administration degree from the University of Minnesota and a Bachelor of Science degree in accounting from the Ohio State University. He is a Certified Public Accountant and a member of the NACD. In addition to his expertise as a CFO, Mr. Zorko has extensive experience with international operations, mergers and acquisitions, information technology and financing, which has enabled him to develop a deep operational understanding of our global businesses. Mr. Zorko is a NACD Leadership Fellow.

Jerome T. Walker joined eCorp International, a privately held energy asset services company in February, 2016 as President. Previously, he had been Executive Vice President of Global Solutions at Dresser-Rand Group Inc. ("Dresser-Rand"), a global supplier of custom-engineered rotating equipment solutions for long-life, critical applications in the oil, gas, chemical, petrochemical, process, power, military and other industries worldwide, since September 2012. From January 2009 to September 2012, Mr. Walker served as Dresser-Rand’s Vice President and General Manager, Americas and Asia Pacific Operations. He is a member of the NACD. Mr. Walker received a Master of Business Administration degree from Northwestern University Kellogg Graduate School of Management and a Bachelor of Science degree in chemical engineering from the University of Notre Dame. Mr. Walker was appointed to the Company’s Board in April 2014, and his extensive experience in the energy industries, large industrial operations and international business development, particularly Brazil, China, India and the Middle East, brings additional insight to the Board on strategy, resource and process deployment for accelerating profitable growth.

David B. Brown has been the CFO for Tellabs Access, LLC, a global telecommunications supplier owned by Marlin Equity Partners, since October 2015. He provided consulting services to private clients from June 2013 to September 2015 including serving as the Interim CFO at MV Transportation, Inc., a private provider of paratransit services and passenger transportation contracting firm. From January 2012 to May 2013, Mr. Brown served as Senior Vice President and Chief Accounting Officer at MoneyGram International, Inc. (MGI), a $1.4 billion provider of global money transfer and payment services. From February 2011 to January 2012, Mr. Brown served as CFO of General Electric - Dresser (formerly Dresser, Inc.), a $2 billion energy infrastructure company that manufactures highly engineered flow control products, measurement and distribution systems, and natural gas compression and power engines, following General Electric Company’s (GE) acquisition of Dresser, Inc. on February 1, 2011. Previously he was Chief Accounting Officer and Controller of Dresser, Inc. from June 2007 to January 2011. From November 2010 to February 2016, Mr. Brown was a Board Member, Audit Committee Chair and Compensation Committee member for Cubic Energy, Inc.(CBNR), an independent energy company engaged in the development and production of, and exploration for, crude oil and natural gas and natural gas liquids. Mr. Brown received his Bachelor of Arts degree in Accounting from the University of Texas at Austin and is a Certified Public Accountant in the State of Texas. He is an active member of the Dallas Committee on Foreign Relations, the World Affairs Council, Financial Executives International and NACD. David Brown is a NACD Board Leadership Fellow.
Vote Required
The affirmative vote of a plurality of the shares present or represented by proxy at the annual meeting is required to elect the five director nominees.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES.

PROPOSAL 2 - APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act, we are asking the shareholders to approve the following advisory resolution of the 2016 Annual Meeting of Shareholders regarding the compensation of our NEOs.

"RESOLVED, that the shareholders approve, on an advisory basis, the compensation paid to the Company's named executive officers, as disclosed in the Company's Proxy Statement for the 2016 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and the narrative discussion."

We are asking our shareholders to indicate their support for the compensation of our NEOs as described in this proxy statement. This proposal, commonly known as a "say-on-pay" proposal, gives you as a shareholder the opportunity to express your views on our fiscal year 2015 compensation for our NEOs. This vote is not intended to address any specific item of compensation; rather, the vote relates to the overall compensation of our NEOs as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Prior to voting, shareholders may wish to review our discussion of executive compensation, as presented in the section entitled "Executive Compensation" on page 18, as well as the discussion regarding the Compensation Committee on page 12.

Although this is an advisory vote that will not be binding on the Compensation Committee or the Board, the Compensation Committee and the Board will carefully review the results of the shareholder vote. The Compensation Committee will consider shareholders' concerns and take them into account in future determinations concerning executive compensation. The current frequency of this advisory vote is every year, thus the next such vote shall occur at the Company’s 2017 annual meeting. The Board therefore recommends that you indicate your support for the Company's executive compensation in fiscal year 2015, as outlined in the above resolution.

Vote Required
The affirmative vote of a majority of the shares present or represented by proxy at the annual meeting is required to approve the advisory resolution on executive compensation
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION.

PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF COMPANY'S INDEPENDENT ACCOUNTANT

The Audit Committee has appointed Grant Thornton LLP ("Grant Thornton") as the Company's independent accountant for the year ending January 31, 2017, and the Board of Directors and the Audit Committee recommend that the shareholders ratify this appointment.

While the Audit Committee is responsible for the appointment, discharge, compensation and oversight of the independent accountant, the Company is requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of Grant Thornton. If the shareholders fail to ratify the appointment, the Audit Committee will consider the appointment of other independent accountants and may retain Grant Thornton or another firm without re-submitting the matter to the shareholders. Even if the appointment is ratified, the Audit Committee may, at its discretion, appoint a different independent accountant at any time during the year if it determines that such change would be in the best interests of the Company and its shareholders.

Vote Required
The affirmative vote of a majority of the shares present or represented by proxy at the annual meeting is required to ratify the appointment of Grant Thornton LLP as the Company's independent accountant for the fiscal year ending January 31, 2017.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANT.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Director Independence
The Company's Board of Directors currently consists of eight directors, five of whom are being nominated for re-election at the annual meeting. The Board of Directors has determined that four of the five nominated directors are "independent directors" within the meaning of the Nasdaq Stock Market rules. Bradley E. Mautner is an employee of the Company and does not meet the definition of "independent" under the Nasdaq Stock Market rules. During 2015, the Board of Directors consisted of three additional directors who are not being nominated for re-election, David Unger, Dennis Kessler and Michael J. Gade. Mr. Kessler and Mr. Gade were independent directors, but Mr. Unger as a former employee of the Company, did not meet the definition of "independent" under the Nasdaq Stock Market rules. As part of its assessment of director independence, the Board of Directors considered the fact that David S. Barrie is a member of the Senior Executive Advisory Board of BGL, which has been engaged by the Company to conduct certain advisory work, including advising the Company in connection with the Company’s recent sale of its filter operations.  Although in his position with BGL Mr. Barrie is available as an advisor to BGL in their industrials practice, Mr. Barrie has undertaken no activities for BGL in the past two years and has never received any compensation from BGL.  Based on these facts, the Board of Directors concluded that Mr. Barrie’s position with BGL did not affect his status as an independent director.

Director Compensation

The Compensation Committee believes that annual compensation for independent directors should consist of both a cash component, to compensate members for their service on the board of directors and its committees, and an equity component, to align the interests of directors and stockholders. Directors who are also employees of the Company or a subsidiary of the Company are not compensated for service as a Director.

Independent directors are paid an annual director retainer of $45,000 and are reimbursed for their expenses. If the Chairman of the Board is independent, he will receive an additional annual retainer of $40,000. The Audit Committee Chairman and Lead Independent Director, if any, receive an additional $5,000 annual retainer, and members of the Audit Committee receive a retainer of $6,000. The Compensation Committee Chair and Nominating and Corporate Governance Committee Chair receive an additional $2,500 annual retainer. Members of the Compensation Committee receive a retainer of $6,000, and members of the Nominating and Corporate Governance Committee receive a retainer of $5,000. In addition, independent directors receive a $350 fee per hour for engagement in any special projects on behalf of the Company and are reimbursed for their expenses. In addition to the cash fees described above, independent directors receive an annual grant under the 2013 Omnibus Stock Incentive Plan ("Omnibus Plan") of deferred stock equal to the result of dividing $40,000 by the fair market value of the common stock on the date of grant.

The following table shows the total compensation earned by the directors (other than Mr. Mautner, who received no compensation as a director) for the fiscal year ending January 31, 2016:
Directors' Compensation (2)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
David S. Barrie	$101,903	$40,000	$141,903
David B. Brown	$71,717	$40,000	$111,717
Michael J. Gade	57,562	40,000	97,562
Dennis Kessler	64,119	40,000	104,119
David Unger	77,450	40,000	117,450
Jerome T. Walker	51,938	40,000	91,938
Mark A. Zorko	72,025	40,000	112,025

(1)
Deferred Stock awards include awards under the Omnibus Plan (each received $40,000). The amounts reported in the Stock Awards column represent the grant date fair value as determined in accordance with Topic 718 based on the close sale price of a common share on the date of grant. For further information on the valuation assumptions, see Note 11 - Stock-based compensation in the Notes to Consolidated Financial Statements filed with the Company's Annual Report on Form 10-K.

(2)
The following table summarizes the aggregate amount of deferred stock awards and option awards held by the directors (other than Mr. Mautner, who received no compensation as a director)at January 31, 2016:

Name	Deferred Stock (1)	Total Options	Exercisable Options	Unexercisable Options
David S. Barrie	13,438	10,000	7,500	2,500
David B. Brown	6,271	—	—	—
Michael J. Gade	11,518	20,000	19,375	625
Dennis Kessler	11,518	13,000	12,375	625
David Unger	6,271	44,000	44,000	—
Jerome T. Walker	8,688	—	—	—
Mark A. Zorko	12,477	20,000	19,375	—

(1)Deferred Stock awards are converted to common stock upon retirement from the Board.

On April 10, 2014, the Company's Board of Directors terminated the Deferred Stock Purchase Plan, adopted on December 5, 2012, effective April 10, 2014 ("Termination Date"). No additional contributions have been or will be made by the Company or participants under the Plan after the Termination Date. All Company stock remaining in participant accounts was distributed in April 2016.

No options were exercised by independent directors in 2015.

Board of Directors' Meetings and Committees

The Board of Directors has three standing committees: the Audit Committee, the Nominating and Corporate Governance Committee and the Compensation Committee. The Independent Chairman of the Board serves an an ex officio member of all three committees, During 2015, the following meetings were held:

Number of Meetings
Board of Directors	7
Audit Committee	6
Nominating and Corporate Governance Committee	4
Compensation Committee	6

Audit Committee
The Audit Committee consists of Mark A. Zorko (Chairman), Dennis Kessler, and David B. Brown. The Board of Directors has determined that all members of the Audit Committee are "independent" as that term is defined in the Nasdaq Stock Market rules. The Board of Directors has also determined that two of the members of the Audit Committee, Mr. Zorko and Mr. Brown, qualify as "audit committee financial experts" as defined in Item 407(d) of Regulation S-K.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is comprised of Dennis Kessler (Chairman), Jerome T. Walker, and Mark A. Zorko. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are "independent" as that term is defined under the Nasdaq Stock Market rules. The committee evaluates individual directors, committees, and the Board as a whole. In addition to regular meetings, the Nominating and Corporate Governance Committee also meets in executive sessions.

The Board of Directors adopted a Nominating and Corporate Governance Committee Charter in 2011, which is available at www.mfri.com under: Corporate Governance.

Management Succession
The Nominating and Corporate Governance Committee oversees the CEO succession planning process and reviews and approves other management succession plans to ensure continuity in other senior management positions, during reviews that occur at least annually.

Nominating Process and Shareholder Recommendations
The Nominating and Corporate Governance Committee identifies the attributes of the Board's incumbent members believed to contribute to the work of the Board and its committees, including leadership, accomplishments, experience, skills, diversity, integrity and commitment to Board duties. When a position on the Board of Directors becomes vacant, or if the number of the members of the Board of Directors is being increased, the Nominating and Corporate Governance Committee will review these attributes of the incumbent members and determine the attributes that, if possessed by the new board member, would likely result in a significant contribution to the Board of Directors. People recommended to the Nominating and Corporate Governance Committee for consideration as nominees for vacant or new Board positions will then be evaluated with respect to the attributes determined by the Nominating and Corporate Governance Committee to be optimal for the vacant or new position. Following the evaluation, which may include interviews or such other procedures the Nominating and Corporate Governance Committee deems advisable, the Nominating and Corporate Governance Committee will make a recommendation to the Board regarding a candidate either to be nominated for election at the next annual meeting of shareholders or appointed by the Board between such meetings. Diversity is understood by the Committee and the Board as involving point of view and experience. Such diversity is an integral part of the needs evaluation and candidate evaluation processes described immediately above. The Nominating and Corporate Governance Committee reviews and assesses the effectiveness of their practices for consideration of such diversity by periodically analyzing the point of view and experience of the Board as a whole to determine whether it would be desirable to add a director or directors with certain skills and experience.

Recommendations for potential nominees may come from many sources, including members of the Board, executive officers, shareholders, self-recommendations, members of the communities the Company serves, or search firms. All persons recommended to the Board or the Nominating and Corporate Governance Committee for a vacant or new Board position will be given equal consideration regardless of the source of the recommendation. In addition, the Nominating and Corporate Governance Committee may engage, on behalf of the Company, a professional search firm to identify potential directors.

Any shareholder wishing to make a recommendation for a person to be considered by the Nominating and Corporate Governance Committee pursuant to the process described above as a potential nominee to the Board of Directors should refer to "Shareholder Proposals and Nominations for 2017 Annual Meeting" for a discussion of the procedures that shareholders are required to follow in order to submit nominees for consideration by the Nominating and Corporate Governance Committee.

Compensation Committee
The Compensation Committee consists of Jerome T. Walker (Chairman), Michael J. Gade, and Dennis Kessler. The Board of Directors has determined that all members of the Compensation Committee are "independent" as that term is defined under the Nasdaq Stock Market rules.

The Compensation Committee shall:

•	Assist the Board in overseeing the Company's compensation, equity plans and benefits strategies.

•	Determine appropriate compensation for the President/CEO, who is considered the Tier I Executive Officer, and recommend approval to the Board.

•
Review the compensation of the Company's Corporate Executive Officers (other than the CEO) and President of Perma-Pipe, Inc., who together are considered Tier II Executive Officers, and recommend approval to the Board.

•	Review Board compensation and recommend approval to the Board.

•	Discharge the other duties and responsibilities set forth in the Charter.

•	Oversee and approve an annual Report of the Compensation Committee for inclusion in the Company’s annual proxy statement in accordance with applicable SEC rules and guidelines.

•	Review and approve with Executive Officers the Compensation Discussion and Analysis to be included in the Company’s proxy statement or Annual Report on Form 10-K if required.

•	Perform any other activities consistent with the Charter, the Company's bylaws, applicable law and as the Board deems necessary or appropriate.

Mr. Mautner, in consultation with the Compensation Committee, sets the executive compensation for the named executive officers other than Mr. Mautner.

In discharging its role, the Compensation Committee is empowered to investigate any compensation matter brought to its attention with access to all records and personnel of the Company. The Compensation Committee has the authority to retain and terminate outside counsel (which may be the Company's regular outside counsel or another counsel), compensation consultants or other experts and will receive from the Company appropriate funding, as determined by the Compensation Committee, for payment of reasonable compensation to such retained advisors. The Compensation Committee shall have sole authority to retain, compensate, terminate and oversee the compensation consultants they retain and who shall report to the Compensation Committee.

The Compensation Committee has delegated to the Company's Vice President, Chief Human Resources Officer the authority to control, operate, manage and administer all executive compensation, equity based compensation plans and benefit plans, but not to do any of the following: grant waivers of plan terms, conditions, restrictions and limitations, accelerate vesting or exercise of an award, establish new kinds of awards, establish or modify performance goals, or certify the attainment of performance goals.

During 2014, the Compensation Committee engaged Towers Watson to conduct a comprehensive and competitive evaluation and benchmark senior executives' compensation practices and programs.

The Board of Directors adopted a Compensation Committee Charter in 2014, which is available at www.mfri.com under: Corporate Governance.

Compensation Committee Interlocks and Insider Participation

There are no matters related to Compensation Committee interlocks or insider participation that the Company is required to report.

Board and Company Leadership

The Board believes it should remain free to structure the leadership of the Board and the Company in the manner that best serves the Company's interests at a given time and, accordingly, has no fixed policy with respect to combining or separating the offices of Chairman and CEO. During 2009, the Board determined that, if the Chairman is not an independent director, a Lead Independent Director should be selected by the independent directors and should serve as the chair of the Nominating and Corporate Governance Committee. David S. Barrie has served as Chairman of the Board since September 2015 and is an independent director, thus the Company does not have a Lead Independent Director at this time. The Board believes that the current leadership structure is effective and appropriate, allows for a separation of oversight between management and non-management, provides an experienced Chairman with whom the CEO can discuss issues facing the Company, and gives a significant voice to non-management directors.

Board's Oversight of Risk
The Board is responsible for overseeing the major risks facing the Company and reviewing management's proposals for their mitigation. It reviews and discusses significant financial and nonfinancial risk exposures and the steps management has taken to monitor, control and report such exposures. In performing its oversight responsibilities, the Board periodically discusses with management the Company's policies with respect to risk assessment and risk management including risks inherent in proposals for which the Board's approval is sought. The Audit Committee and Compensation Committee report to the Board regularly on matters relating to the specific areas of risk the committees oversee. Throughout the year, the Board and certain of its committees receive regular reports from management regarding major risks and exposures facing the Company and the steps management has taken to monitor and control such risks and exposures. In addition, throughout the year, the Board and the relevant committees dedicate a portion of their meetings to reviewing and discussing specific risk topics in greater detail. Furthermore, management routinely assesses significant risks inherent to the business.

Indemnification
The Company has entered into indemnification agreements with each person who is currently a member of the Board of Directors of the Company and expects to enter into such agreements with persons who may in the future become directors of the Company. The Company has also entered into indemnification agreements with each of its executive officers. In general, such agreements provide for indemnification against any and all expenses incurred in connection with, as well as any and all judgments, fines and amounts paid in settlement resulting from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such director or executive officer is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise.

Board and Shareholder Meeting Attendance
The Company expects Board members to attend all meetings of the Board, of Board committees of which they are a member and the annual meeting of the Company's shareholders. During 2015, all directors attended at least 75% of the aggregate number of meetings of the Board and all Board committees on which such director served. All directors attended the Company's annual meeting held on June 18, 2015.

Code of Conduct
The Company has adopted a Code of Conduct, which is applicable to all employees of the Company and to the Company's Board of Directors. The Code of Conduct is publicly available on the Company's website at www.mfri.com under: Corporate Governance.

Shareholder Communication with the Board of Directors
Shareholders may communicate with the Board by submitting their communications in writing, addressed to the Board as a whole or, at the election of the shareholder, to one or more specific directors, in care of the Secretary of the Company, to: Corporate Secretary, MFRI, Inc., 6410 W. Howard Street, Niles, Illinois 60714. The Corporate Secretary will submit all such matters to the Board or specific director(s) as applicable. Shareholders also have the opportunity to communicate with Board members at the annual meeting.

The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. Shareholders who wish to submit a complaint under these procedures should submit the complaint in writing to: Ethics Compliance Officer, MFRI, Inc., 6410 W. Howard Street, Niles, Illinois 60714.

REPORT OF THE AUDIT COMMITTEE

To Our Shareholders:

The Audit Committee of MFRI Inc., which met six times during the last fiscal year, consists of three independent directors. The members of the Audit Committee meet the independence requirements, and two of the members, Mr. Zorko and Mr. Brown meet the financial literacy requirements of the NASDAQ and additional, heightened independence criteria applicable to members of the Audit Committee under SEC and NASDAQ rules. The Audit Committee has adopted, and annually reviews, a charter outlining the practices it follows. The charter conforms to the SEC's implementing regulations and to the NASDAQ listing standards. A copy of the Committee's charter is available at www.mfri.com under: Corporate Governance.

Management is responsible for MFRI’s internal controls and the financial reporting process by which it prepares the financial statements. MFRI’s independent registered public accounting firm is responsible for performing an independent audit of the annual financial statements of MFRI and expressing an opinion on those statements. The Audit Committee monitors MFRI’s financial reporting processes, including its internal control systems. The principal duties of the Audit Committee include:

•	Selecting MFRI’s independent registered public accounting firm;

•	Evaluating the independent registered public accounting firm’s independence;

•
Monitoring the scope, approach and results of the annual audits and quarterly reviews of financial statements and discussing the results of those audits and reviews with management and the independent registered public accounting firm;

•	Overseeing the effectiveness of MFRI’s internal audit function and overall risk management processes; and

•	Discussing with management and the independent registered public accounting firm the nature and effectiveness of MFRI’s internal control systems.

During fiscal year 2015, at each of its regularly scheduled meetings, the Audit Committee met with the senior members of the MFRI’s financial management team. Additionally, the Audit Committee had separate private sessions, on a quarterly basis, with MFRI’s independent registered public accounting firm and separately with MFRI’s CEO and CFO, at which candid discussions regarding financial management, legal, accounting, auditing and internal control issues took place. The Audit Committee’s agenda is established by the Audit Committee’s Chairman and MFRI’s CFO.

The Audit Committee is updated periodically on management’s process to assess the adequacy of MFRI’s system of internal control over financial reporting, the framework used to make the assessment and management’s conclusions on the effectiveness of MFRI’s internal control over financial reporting.

The Audit Committee, senior members of management, MFRI’s internal audit and MFRI’s independent registered public accounting firm reviewed MFRI’s policies and procedures with respect to risk assessment and risk management.

Each year, the Audit Committee evaluates the performance of MFRI’s independent registered public accounting firm, including the senior audit engagement team, and determines whether to reengage the current independent registered public accounting firm or consider other audit firms. As a threshold matter, the Committee satisfies itself that the most recent Public Company Accounting Oversight Board ("PCAOB") inspection report pertaining to the current firm does not contain any information that would render inappropriate its continued service as MFRI’s independent public accountants, including consideration of the public portion of the report and discussion in general terms of the types of matters covered in the non-public portion of the report. The Audit Committee also considers the quality and efficiency of the previous services rendered by the current auditors and the auditors’ technical expertise and knowledge of MFRI’s global operations and industry. Based on this evaluation, the Audit Committee decided to reengage Grant Thornton as MFRI’s independent registered public accounting firm for fiscal year 2016. It reviewed with senior members of MFRI’s financial management team and Grant Thornton the overall audit scope and plans, the results of internal and external audit examinations, evaluations by management and Grant Thornton of MFRI’s internal controls over financial reporting and the quality of MFRI’s financial reporting. Although the Audit Committee has the sole authority to appoint MFRI’s independent registered public accounting firm, the Audit Committee will continue its long-standing practice of recommending that the Board ask the shareholders, at their Annual Meeting, to ratify the appointment of MFRI’s independent registered public accounting firm.

With respect to MFRI’s audited financial statements for fiscal year 2015:

•	The Audit Committee has reviewed and discussed the audited financial statements with management;

•
The Audit Committee has met with Grant Thornton, MFRI’s independent registered public accounting firm, and discussed the matters required by Statement on Auditing Standards No. 61, as amended, as adopted by PCAOB in Rule 3200T; and

•
The Audit Committee has received the written disclosures and the letter from Grant Thornton required by the applicable requirements of PCAOB regarding the independent accountant's communicating with the audit committee concerning independence, and has discussed with Grant Thornton their independence.

In reliance upon the Audit Committee’s reviews and discussions with both management and Grant Thornton referred to above, management’s representations and the report of Grant Thornton on MFRI’s audited financial statements, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended January 31, 2016 be included in MFRI’s Annual Report on Form 10-K for the fiscal year ended January 31, 2016 for filing with the SEC.

In addition, the Audit Committee has re-appointed Grant Thornton as MFRI’s independent registered public accounting firm for fiscal year 2016.

This Audit Committee Report is not to be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended ("Securities Act"), or the Exchange Act, except to the extent that MFRI specifically incorporates this Report by reference, and is not otherwise to be deemed filed under such Acts.

Mark A. Zorko, Chairman
Dennis Kessler
David B. Brown
Members of the Audit Committee

AUDIT FEES

The Audit Committee appointed Grant Thornton as MFRI’s independent registered public accounting firm for the fiscal year ended January 31, 2016. MFRI’s shareholders ratified the engagement at the Annual Meeting of Shareholders on June 18, 2015.

The Sarbanes-Oxley Act of 2002 prohibits an independent public accountant from providing certain non-audit services for an audit client. MFRI engages various other professional service providers for these non-audit services as required. Other professional advisory and consulting service providers are engaged where the required technical expertise is specialized and cannot be economically provided by employee staffing. Such services include internal audit and tax services.

The aggregate amounts included in MFRI’s financial statements for fiscal year 2015 and 2014 for fees billed or to be billed by Grant Thornton were as follows:

	2015	2014
Audit Fees	$671,437	$516,446
Audit-Related Fees	0	0
Tax Fees	0	0
All Other Fees	4,900	4,900
Total	$676,337	$521,346

Audit Fees - Includes all services performed to comply with generally accepted auditing standards in conjunction with the annual audit of MFRI’s financial statements. In addition, this category includes fees for services in connection with MFRI’s statutory and regulatory filings, consents, review of financial statements included in the Company's Quarterly reports on Form 10-Q and review of filings with the SEC such as the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
Audit-Related Fees - There were no audit-related fees billed in 2015 or 2014.
Tax Fees - There were no fees billed for tax services in 2015 or 2014.
All Other Fees - Includes subscription fees for on-line accounting and auditing research services.

Representatives of Grant Thornton are expected to be present at the virtual shareholder meeting and will be available to respond to appropriate questions and may make a statement if they so desire.

The Audit Committee, at each of its regularly scheduled meetings, and on an interim basis as required, reviews all engagements of Grant Thornton for audit and all other services. Prior to the Audit Committee’s consideration for approval, management provides the Audit Committee with a description of the reason for and nature of the services to be provided along with an estimate of the time required and approximate cost. Following such review, each proposed service is approved, modified or denied as appropriate. A record of all such approvals is maintained in the files of the Audit Committee for future reference. All services provided by Grant Thornton during the past two years were approved by the Audit Committee prior to their undertaking.

The Audit Committee has adopted a policy for approving all permitted audit, audit-related, tax and non-audit services to be provided by Grant Thornton in advance of the commencement of such services, except for those considered to be de minimis by law for non-audit services. Information regarding services performed by the independent registered public accounting firm under this de minimis exception is presented to the Audit Committee for information purposes at each of its meetings. There is no blanket pre-approval provision within this policy.

EXECUTIVE COMPENSATION
The following table shows the total compensation earned by the Company's CEO and the two most highly paid executive officers other than the CEO for the fiscal years ended January 31, 2016 and 2015 for services rendered in all capacities to the Company and its subsidiaries. Annual incentive compensation earned is shown under the column "Short-Term Incentive Plan Compensation."

Tax Deductibility of Pay

Section 162(m) of the Internal Revenue Code places a limit of $1,000,000 on the amount of compensation that the Company may deduct in any one year with respect to each of the NEOs employed by the Company on the last day of the fiscal year. There is an exception to the $1,000,000 limitation for performance-based compensation meeting certain requirements. While the Compensation Committee considers the tax impact of Section 162(m), the Committee has determined that it is appropriate to maintain flexibility in compensating NEOs in a manner intended to promote varying corporate goals, recognizing that certain amounts paid to NEOs in excess of $1,000,000 may not be deductible under Section 162(m). For 2015, all compensation paid to NEOs was deductible for federal income tax purposes.

Summary Compensation

TABLE 1 Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (1) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)	Total ($)
Bradley E. Mautner	2015	$413,179	n/a	$175,597	$0	$0	($44,866)	$44,977	$588,887
Chief Executive Officer and President	2014	400,000	n/a	438,991	—	—	34,200	41,545	914,736
Karl J. Schmidt	2015	323,850	49,418	154,775	—	—	n/a	10,555	538,598
Vice President and Chief Financial Officer	2014	315,000	n/a	263,390	—	117,400	n/a	9,034	704,824
Fati A. Elgendy	2015	254,500	n/a	12,757	—	174,806	(71,165)	15,055	385,953
Vice President, President Perma-Pipe, Inc.	2014	250,000	n/a	—	23,658	527,642	153,296	19,139	973,735

(1)
Represents a portion of a discretionary bonus pool established by the Company in 2015 for grants up to an aggregate maximum of $300,000 to executive officers and employees in recognition of such persons' efforts. Mr. Schmidt's discretionary bonus is comprised of 50% cash ($49,418) and 50% restricted shares (a grant of 7,289 shares based on $49,417 and a share value of $6.78 per share)..

(2)
Represents the dollar amounts for the years shown of the aggregate grant date fair value of stock and unit awards granted in those years in accordance with SEC rules. These amounts reflect the Company's accounting expense and do not correspond to the actual value that may be realized by the NEOs. For further information on the valuation assumptions, refer to Note 11 - Stock-based compensation in the Notes to Consolidated Financial Statements filed with the Company's Annual Report on Form 10-K for the respective year end. See the Grants of Stock-Based Compensation Awards table for information.

(3)
Represents incentive pay for services performed in 2015, payable in 2016 and performed in 2014 and paid in 2015. For Mr. Elgendy, such amounts are pursuant to his employment agreement, and for Messrs. Mautner and Schmidt, such amounts are pursuant to the short-term incentive plan previously referred to as the incentive cash bonus program. Mr. Mautner declined a short-term incentive payment of $209,800 in 2014.

(4)	The amounts are presented in more detail in Tables 6 and 7.

(5)	Details of the amounts presented in Table 1 All Other Compensation are as follows:

TABLE 2 Name	Year	Club Dues and Fees	Net amount of Personal Use of Company Provided Automobile	401(k) Contribution	Life Insurance Premiums	Total All Other Compensation
Bradley E. Mautner	2015	$32,240	$228	$9,275	$3,234	$44,977
	2014	25,433	7,508	7,800	804	41,545
Karl J. Schmidt	2015	—	—	9,275	1,280	10,555
	2014	—	—	7,800	1,234	9,034
Fati A. Elgendy	2015	—	1,494	9,275	4,286	15,055
	2014	—	9,343	7,422	2,374	19,139

Grants of Stock-Based Compensation Awards

The following table provides information about stock-based compensation awards granted to the NEOs in 2015:

TABLE 3 Name	Grant Date	Restricted Stock Award (1)	Restricted Stock Units (2)	Grant Date Fair Value of Awards (3)
Bradley E. Mautner	6/18/2015	27,530	—	$175,597
Karl J. Schmidt	6/18/2015	23,807	—	154,775
Fati A. Elgendy	6/18/2015	—	2,000	12,757

The following table provides information about stock-based compensation awards granted to the NEOs in 2014:

Name	Grant Date	Option Award (4)	Restricted Stock Award (1)	Performance Restricted Stock Units (5)	Grant Date Fair Value of Awards (3)
Bradley E. Mautner	6/17/2014	—	20,500	14,874	$438,991
Karl J. Schmidt	6/17/2014	—	12,300	8,924	263,390
Fati A. Elgendy	6/17/2014	5,000	—	—	23,658

(1)
The restricted stock vests ratably over three years. The restricted stock has voting rights. The 7,289 restricted stock related to Mr. Schmidt's discretionary bonus vests at the earlier of a change of control or two years from date of issue.

(2)	Restricted stock units vest ratably over four years.

(3)
The amounts shown in the Grant Date Fair Value of Awards column represent the fair value of the awards on the date of grant, as computed in accordance with Topic 718, excluding the effect of estimated forfeitures. For further information on the valuation assumptions, refer to Note 11 - Stock-based compensation in the Notes to Consolidated Financial Statements filed with the Company's Annual Report on Form 10-K for the respective year end.

(4)	Options vest ratably over four years and are exercisable for up to ten years from the date of grant.

(5)
Performance restricted stock units vest on January 31, 2017. In March 2016, the Performance restricted stock unit grants were amended and converted to time based restricted stock units and will vest on January 31, 2017.

A substantial portion of the total compensation reported in the Summary Compensation Table above is paid to the NEOs pursuant to the terms of their compensation plans maintained by the Company as described below.

All of the Company's NEOs are employed at will, except for Fati A. Elgendy, whose employment agreement is described below, and are eligible for employee benefits available to the Company's other salaried employees in the U.S., including group medical insurance, group life insurance, Company-funded short-term disability benefits, group long-term disability insurance, a 401(k) retirement plan and awards under the Omnibus Plan.

Each participating executive officer will be assigned a potential target cash bonus amount under the short term incentive plan,. In addition, NEOs receive grants under the Company’s Omnibus Plan, which are determined by the Compensation Committee based on the Committee’s evaluation of the performance and with respect to the officers, other than the CEO, pursuant to the recommendation of the CEO. In general, for fiscal years ending January 31,

2015 and 2014, respectively, corporate performance measures (based on cash flow, EBITDA, and growth in revenue), as well as personal objectives, have been assigned various weights under the short term incentive plan, such that achievement of the 100% level within each of the goals could result in full payment of the specified target bonus for each individual. Performance below the minimum threshold for a category may result in a zero payment for that category, and performance above the target up to the maximum for a category may result in a higher bonus. Both Bradley E. Mautner and Karl J. Schmidt participated in this program for the fiscal years ending January 31, 2016 and 2015.

Bradley E. Mautner. In addition to Mr. Mautner's annual base salary, he earns incentive compensation under the short term incentive plan described above based on reaching Net Revenue, EBITDA and Cash Flow financial targets and personal goals. In 2015, Mr. Mautner did not earn a bonus due to the Company not achieving applicable financial targets and not achieving his personal goals. In 2014, Mr. Mautner earned a bonus based on the Company achieving applicable financial targets and achievement of his personal goals, however he chose to decline a cash bonus of $209,800. Mr. Mautner is reimbursed for a club membership and was provided a company automobile for part of the year. The Company has discontinued the use of company automobiles. In 2015 and 2014, Mr. Mautner was granted restricted stock as approved by the Compensation Committee. Mr. Mautner was also granted performance restricted stock units in 2014. The only amounts payable upon employment termination are amounts vested under the Company's Nonqualified Deferred Compensation Plan, pro-rated amounts earned for a partial year under the Company's short term incentive plan and amounts required by law.

Karl J. Schmidt. Mr. Schmidt was appointed Vice President and CFO in January 2013. In addition to Mr. Schmidt's annual base salary, he earns incentive compensation under the short term incentive plan described above based on reaching Net Revenue, EBITDA and Cash Flow financial targets and personal goals. In 2015, Mr. Schmidt did not earn a bonus due to the Company not achieving applicable financial targets and not achieving his personal goals. In 2014, Mr. Schmidt earned a bonus of $117,400 based on the Company achieving applicable financial targets and achievement of his personal goals. In 2015, Mr. Schmidt received a $98,835 discretionary bonus from a discretionary bonus pool established by the Company in 2015 for grants to executive officers and employees in recognition of such persons' efforts. Mr. Schmidt's discretionary bonus is comprised of 50% cash ($49,418) and 50% restricted shares (a grant of 7,289 shares based on $49,417 and a share value of $6.78 per share).. In 2015 and 2014, Mr. Schmidt was granted restricted stock as approved by the Compensation Committee. Mr. Schmidt was also granted performance restricted stock units in 2014. If Mr. Schmidt's employment is terminated (i) by the Company not for cause, (ii) by him if there is a substantial change to duties, or (iii) by him if the location of the principal office where he works is moved by at least fifty (50) miles, he will receive 100% of his base salary and the lesser of his paid annual incentive for the previous year or his target annual incentive for the current year. None of his vested grants (nor his options and, if permitted, his stock) will be forfeited under such circumstances.

Fati A. Elgendy. On November 12, 2007, the Company and Mr. Elgendy entered into an employment agreement to confirm Mr. Elgendy's employment arrangement with the Company ("Employment Agreement"). Mr. Elgendy's employment agreement was amended on March 19, 2014 o extend his employment term through January 31, 2017, and further amended on February 25, 2016 to provide for (i) a set term of employment, the last day of which shall be January 31, 2017, (ii) an increase in Mr. Elgendy’s annual base compensation rate to $300,000 per fiscal year from $250,000 per fiscal year, (iii) the grant of a restricted stock unit award pursuant to the Company’s Omnibus Plan which could result in the issuance of Company common stock to Mr. Elgendy, vesting on January 31, 2017 or an earlier change in control of the Company, based on the trading price of the common stock and subject to other terms and conditions set forth in the Employment Amendment, and (iv) the modification and potential extension of restrictive covenants. For details, refer to Exhibit 10(g), (h), (i) filed with the Company's Annual Report on Form 10-K on April 28, 2016. In addition to Mr. Elgendy's annual base salary under the Employment Agreement, he earns incentive compensation calculated as a defined percentage of the Piping Systems Incentive Earnings, which is the business unit's income from operations before allocated corporate expenses; to the extent such income exceeds six percent of business unit sales ("Piping Systems Incentive Earnings"). In 2015, Piping Systems Incentive Earnings were $2,913,435, and Mr. Elgendy earned $174,806 of incentive compensation. In 2014, Piping Systems Incentive Earnings were $13,784,339, and Mr. Elgendy earned $527,642 of incentive compensation. Pursuant to the Employment Agreement, Mr. Elgendy is provided a company automobile for part of the year and granted restricted stock units as approved by the Compensation Committee. If Mr. Elgendy's employment is terminated by the Company other than for death, disability, or due cause (as defined in the Employment Agreement), Mr. Elgendy will be entitled to additional base salary and incentive payments as set forth in his Employment Agreement.

Outstanding Deferred Stock Awards at January 31, 2016

Name	Deferred Stock Award # (1)	Market Value of Deferred Stock $
Bradley E. Mautner	2,050	$13,120
Karl J. Schmidt	5,062	32,397
Fati A. Elgendy	—	—
(1) Deferred Stock Awards are fully vested.
Outstanding Restricted Stock Awards at January 31, 2016

Name	Equity incentive plan awards: Number of Shares of Stock That Have Not Vested (#)	Vesting Date	Equity incentive plan awards: Market Value of Shares of Stock That Have Not Vested ($)
Bradley E. Mautner	7,770	6/17/2016	$49,728
	4,959	6/17/2017	31,738
	9,176	6/16/2016	58,726
	9,177	6/16/2017	58,733
	9,177	6/16/2018	58,733
Karl J. Schmidt	4,662	6/17/2016	29,837
	2,975	6/17/2017	19,040
	5,506	6/16/2016	35,238
	5,506	6/16/2017	35,238
	5,506	6/16/2018	35,238
Fati A. Elgendy	—		—
Outstanding Performance Restricted Stock Unit Awards at January 31, 2016

Name	Equity incentive plan awards: Number of Unearned Units That Have Not Vested (#)	Vesting Date	Equity incentive plan awards: Market or Payout Value of Unearned Units That Have Not Vested ($)
Bradley E. Mautner	14,874	1/31/17	$95,194
Karl J. Schmidt	8,924	1/31/17	57,114
Fati A. Elgendy	—		—

Outstanding Option Awards at January 31, 2016

TABLE 4 Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Vesting Date	Option Expiration Date
Bradley E. Mautner	4,000		10.075		5/31/2016
	5,000		28.99		5/31/2017
	5,000		17.635		5/31/2018
	5,000		6.885		5/31/2019
	5,000		6.095		5/31/2020
	5,000		7.69		5/31/2021
	3,750		6.882		5/31/2022
		1,250	6.882	6/28/2016	5/31/2022
Karl J. Schmidt	3,750		6.07		12/31/2022
		1,250	6.07	1/30/2017	12/31/2022
	2,500		7.81		4/30/2023
		1,250	7.81	5/31/2016	4/30/2023
		1,250	7.81	5/31/2017	4/30/2023
	2,500		11.42		8/31/2023
		1,250	11.42	9/30/2016	8/31/2023
		1,250	11.42	9/30/2017	8/31/2023
Fati A. Elgendy	4,000		10.075		5/31/2016
	5,000		28.99		5/31/2017
	5,000		17.635		5/31/2018
	5,000		7.69		5/31/2021
		1,250	6.882	6/28/2016	5/31/2022
	2,500		10.60		5/31/2023
		1,250	10.60	6/20/2016	5/31/2023
		1,250	10.60	6/20/2017	5/31/2023
	1,250		12.41		5/31/2024
		1,250	12.41	6/17/2016	5/31/2024
		1,250	12.41	6/17/2017	5/31/2024
		1,250	12.41	6/17/2018	5/31/2024
Options Exercised 2015

TABLE 5 Name (a)	Option Awards
	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)
Bradley E. Mautner	0	$0
Karl J. Schmidt	0	0
Fati A. Elgendy	10,000	156
Restricted Stock Vested 2015

TABLE 5a Name (a)	Restricted Stock Vested
	Number of Shares Vested (#) (b)	Value Realized upon Vesting ($) (c)
Bradley E. Mautner	13,396	$84,376
Karl J. Schmidt	8,038	50,628
Fati A. Elgendy	0	0

Nonqualified Deferred Compensation 2015
The following table contains additional required disclosures regarding nonqualified deferred compensation pursuant to the Supplemental Retirement and Deferred Compensation Plan ("Supplemental Plan"):

TABLE 6 Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY (c) (1)	Aggregate Earnings in Last FY ($) (d) (1)	Aggregate Balance at Last FYE ($) (f)
Bradley E. Mautner	$0	$0	($44,866)	$505,862
Fati A. Elgendy	—	—	(71,165)	2,284,634
Karl J. Schmidt	n/a	n/a	n/a	n/a

(1)
Following are the amounts in Columns (c) and (d) above also reported in the Summary Compensation Table for the last Fiscal Year and amounts reported as compensation to the NEOs in the Company's Summary Compensation Tables of previous years:

TABLE 7 Name	Amounts in Columns (c) and (d) Above Also Reported in the Summary Compensation Table for the Last Fiscal Year		Amounts Reported as Compensation to the Named Executive Officer in the Company's Summary Compensation Tables of Previous Years
	Col (c) Registrant Contributions in Last FY	Col (d) Aggregate Earnings in Last FY
Bradley E. Mautner	$0	($44,866)	$372,823
Fati A. Elgendy	—	(71,165)	1,121,294
Karl J. Schmidt	n/a	n/a	n/a

On April 10, 2014, the Company's Board of Directors terminated the Supplemental Plan, effective April 10, 2014. No additional contributions have been or will be made by the Company or participants under the Plan after the Termination Date.

Related Party Transactions
Bradley Mautner's brother David Mautner was employed by the Company and received total compensation in 2015 of $203,206 and in 2014 of $232,346. David Mautner separated from the Company in 2016.

401(k) Plan
The domestic employees of the Company, including the NEOs, are eligible to participate in the MFRI, Inc. Employee Savings and Protection Plan ("401(k) Plan"), which is applicable to all employees except certain employees covered by collective bargaining agreement benefits. The 401(k) Plan allows employee pretax payroll contributions of up to 16% of total compensation. The Company matches 50% of each participant's contribution, up to a maximum of 3.5% of each participant's salary.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 2017 ANNUAL MEETING

Inclusion of Proposals in the Company's Proxy Statement and Proxy Card Under SEC Rules
In order to be eligible for inclusion in the proxy statement and proxy form relating to such meeting pursuant to the rules and regulations of the SEC, any proposal which a shareholder intends to present at the annual meeting of shareholders in 2017 must be in writing, must be received by the Company at its principal executive offices in Niles, Illinois by January 19, 2017 and must satisfy the applicable rules and regulations of the SEC.
Advance Notice Requirements for Shareholder Submission of Nominations and Proposals
In addition, a shareholder recommendation for nomination of a candidate for election to the Board of Directors or a proposal for consideration at the 2017 annual meeting of shareholders must be submitted in accordance with the advance notice procedures and other requirements in the Company's bylaws. These requirements are separate from and in addition to, the requirements discussed above to have the shareholder proposal included in the proxy statement and form of proxy/voting instruction card pursuant to the SEC's rules.
Our bylaws require a shareholder who wants to nominate a director or submit a shareholder proposal to be a shareholder of record and comply with the advance notice provisions of our bylaws.
Our bylaws require that shareholder recommendations for nominees to the Board must include all information relating to such person that is required to be disclosed in a proxy statement, a consent signed by the nominee evidencing a willingness to serve as a director if elected.
Our bylaws require that shareholder proposals include all information relating to such business that would be required to be disclosed in a proxy statement or otherwise in connection with solicitations of proxies for election of directors. In order to be considered timely under the advance notice requirements of our bylaws, the proposal or recommendation for nomination must be received by the Board of Directors at least 90 days but no more than 120 days prior to the first anniversary of the previous year's annual meeting. For the 2017 annual meeting of shareholders, a proposal or recommendation for nomination must be received by the Board of Directors not earlier than February 28, 2017 and not later than March 30, 2017. If the date of the annual meeting is more than or less than 30 days from the date of the previous year's annual meeting, then the proposal or recommendation must be received not later than five business days after the date on which notice of the 2017 annual meeting is mailed or publicly disclosed or such proposal will be considered untimely. Except for proposals properly made in accordance with the applicable rules and regulations of the SEC, the advance notice provisions of the bylaws shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of shareholders.
In addition, our bylaws require that the shareholder giving notice must also include with respect to such shareholder, each nominee proposed by such shareholder, and any person acting in concert, directly or indirectly, with such shareholder and any person controlling, controlled by or under common control with such shareholder or person acting in concert with such shareholder, (i) the name and address of the shareholder, (ii) the class or series and number of shares which are beneficially owned or held of record by the person, (iii) the nominee holder for and number of, shares beneficially owned but not owned of record by such person, (iv) whether and the extent to which any hedging or other transaction or any other arrangement has been entered into or made, the intent or effect of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such person with respect to any share of stock of the Company, (v) if known by the shareholder, the name and address of any other shareholder supporting the nominee or the proposal on the date of such shareholder's proposal, (vi) descriptions of any arrangements or understandings between such persons pursuant to which nominations are to be made and any relationships between the nominating shareholder or any person acting in concert with such shareholder and each proposed nominee, (vii) whether such person intends to solicit proxies in connection with the nomination or proposal, (viii) a brief description of the matter (other than nomination of a director) and the reasons for consideration thereof at the meeting, and (ix) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person named in the proposal or bring such matter before the meeting.
IMPORTANT
We urge you to PROMPTLY vote your shares by phone, via the internet, or by signing, dating and returning the enclosed Proxy to the address provided.

Your Internet or telephone authorization authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY INTERNET· www.proxyvote.com Use the Internet to transmit your voting instructions and up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE ·1-800-690·6903
MFRI, Inc. 6410 W. Howard Street Niles, Illinois 60714
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote    For Withhold For All        To withhold authority to vote for any
FOR the following:                All    All    Except        individual nominee(s), mark "For All
Except" and write the number(s) of the
nominee(s) on the line below.

1.	Election of Directors ☐ ☐ ☐
Nominees
01 David S. Barrie    02 Bradley E. Mautner    03 David B. Brown

04 Jerome T. Walker    05 Mark A. Zorko

The Board of Directors recommends you vote FOR the following proposals:            For Against Abstain

2.	the approval of the advisory resolution on executive compensation ☐ ☐ ☐

3.	ratification of the appointment of Grant Thornton LLP as the Company's ☐ ☐ ☐
independent accountant for the fiscal year ending January 31, 2017.

Note: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report, excluding exhibits is/are available at www.proxyvote.com.

MFRI, INC.

Annual Meeting of Shareholders
JUNE 28, 2016 10:00 AM Central Time
via a virtual meeting that will be webcast and can be
accessed at www.virtualshareholdermeeting.com/MFRI2016. Please see your proxy statement for instructions should you wish to attend the meeting.

The undersigned hereby appoints DAVID S. BARRIE, BRADLEY E. MAUTNER and KARL J. SCHMIDT, and each of them, proxies with power of substitution and revocation, acting by majority of those present and voting, or if only one is present and voting then that one, to vote, as designated on the reverse side hereof, all of the shares of stock of MFRI, INC. which the undersigned is entitled to vote, at the annual meeting of shareholders to be held via a live webcast on June 28, 2016 at 10:00 a.m. Central Time and at any adjournment thereof, with all the powers the undersigned would possess if present.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted for the election of the director nominees, for proposals 2 and 3 and in the discretion of the proxies upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.